Integra LifeSciences Plans to Acquire Codman Neurosurgery from Johnson & Johnson February 15, 2017 Exhibit 99.2

Safe Harbor / Non-GAAP Financial Measures This presentation contains “forward-looking statements”, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the proposed acquisition, the benefits of the proposed acquisition, including future financial and operating results, Integra’s or the Codman Neurosurgery business’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition. It is important to note that Integra’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Integra’s current expectations depending upon a number of factors affecting the Codman Neurosurgery business and Integra’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things: successful closing of the proposed acquisition; the risk that competing offers will be made for the Codman Neurosurgery business before the binding offer is accepted; the risk that the binding offer may not be accepted on a timely basis or at all; the ability to obtain required regulatory approvals for the proposed acquisition (including the approval of antitrust authorities necessary to complete the proposed acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect Integra, the Codman Neurosurgery business and the expected benefits of the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied on a timely basis or at all, the failure of the proposed acquisition to close for any other reason and the risk liability to Integra in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the proposed acquisition making it more difficult for Integra to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the proposed acquisition; Integra’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses; global macroeconomic and political conditions; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; physicians’ willingness to adopt and third-party payers’ willingness to provide reimbursement for Integra’s and the Codman Neurosurgery business’s existing, recently launched and planned products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; and other risks and uncertainties discussed in Integra’s filings with the SEC, including the “Risk Factors” sections of Integra’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. Integra undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Metrics In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt noncash interest; (vi) intangible asset amortization expense; and (vii) income tax impact from adjustments and other items. The adjusted EPS measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.   Reconciliations of Integra’s 2016 guidance for non-GAAP metrics to the nearest GAAP measure is available in the appendix of this presentation, beginning on slide 20. A reconciliation of Codman Neurosurgery’s non-GAAP unaudited 2016 EBITDA is not available at this time due to the complexity in calculating attributable taxes and interest in the carve-out financial statements. A reconciliation of Integra’s forward-looking non-GAAP organic revenue, adjusted EBITDA, and adjusted EPS targets are not available because these are long-term in nature and estimates for future acquisitions, foreign currency translation, integration related costs, tax rate, and interest expense are not available at this time. A reconciliation of Integra’s estimate for accretion to adjusted EPS is not available because estimates for acquisition-related charges, interest expense associated with financing transactions that have not yet closed, and tax rate will not be available until the transaction closes.   The Company believes that the presentation of the various organic revenue, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow, and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Strategic Rationale Peter Arduini President & CEO Overview & Integration Dan Reuvers Corporate VP, President of Specialty Surgical Solutions Financial Impact Glenn Coleman, CFO & Corporate VP, International Conclusion & Q&A Peter Arduini President & CEO Today’s Agenda

Codman Neurosurgery Generates Significant Shareholder Value Strong strategic fit, advancing us toward relevant scale, as well as our aspirational goals of $2 billion in revenue and 30% adj. EBITDA Provides established and well-recognized Codman brand and trademark Enhances our Specialty Surgical Solutions strategy by broadening our offering, expanding our R&D efforts and creating a global leadership position in neurosurgery Creates significant international growth opportunities by expanding and enhancing our global infrastructure that will benefit both divisions Offers opportunity to further reduce production costs longer term Accretive to Adj. EBITDA margin and adds at least $0.22 to Adj. EPS in first full year Maintaining long-term organic revenue growth target of 6% - 8% into the future

Drives Innovation For Surgeons And Patients Expands Commercial Resources Worldwide Adds Complementary Product Portfolio Accelerates Global Infrastructure, Scale Enhances Global Position in Neurosurgery Comprehensive Neurosurgery Products & Services

Codman Neurosurgery: A Strategic Carve-out Acquisition Background Founded in 1838 by Thomas Codman; acquired by Johnson & Johnson in 1960s 600+ employees; ~250 sales reps globally Products in 50+ countries; 52% of historical sales outside the U.S. Manufacturing and R&D facility in Le Locle, Switzerland Additional shared operations in Massachusetts 2016 Sales and Adj. EBITDA Margin (unaudited): ~$370M and 31%, respectively Key Products Product Portfolio and Focus: Devices for advanced hydrocephalus, neuro-critical care (NCC) and operative neurosurgery Advanced Hydrocephalus (33% of ‘15 Sales) Programmable valves and anti-microbial catheters Neuro Critical Care (19% of ‘15 Sales) Drainage, ICP monitoring, access Operative Neurosurgery (43% of ‘15 Sales) Electrosurgery, disposables, closure

Accelerate Growth Execute Optimize Limit Uncertainty Execute New Products Drive 25% of Organic Growth Invest in Our Team Deliver on Financial Goals Optimize Optimize Commercial Channel Regenerative Tech to 45%+ of Portfolio G&A Leverage via Systems & Structure Accelerate Growth Take Share in New, Fast-Growing Markets Expand International Reach Close on Strategic M&A Opportunities Codman impact on strategic focus areas Codman Neurosurgery Advances Our Strategy In Several Areas

Lat Am Integra’s Current International Presence… 77% U.S. 23% International Europe 2016E Total Revenue Asia

+100% Commercial Resources +35% Commercial Resources …Is Significantly Expanded With Codman Acquisition, While… 70% U.S. 30% International Europe 2016E Pro Forma Total Revenue Lat Am +66% Commercial Resources Asia

…Adding Global Infrastructure Integra’s pro forma 2016 international revenue nearly doubles to ~$400 million, 30% of total Benefits Integra’s two global divisions by building out shared global infrastructure 225+ international commercial resources Broad expansion of customer service, distribution and IT infrastructure Manufacturing and R&D in Switzerland

Complementary Product Portfolios Fill Gaps

Operating Room

Patties / Strips
Aneurism Clips
Cranial Perforators
DuraForm®
Bone Putty
Electrosurgery products

DuraGen®
DuraSeal®
Bovine Pericardium

ENT
Surgical headlights
Ruggles® Instruments
MAYFIELD® Cranial Stabilization
Stereotaxy

CUSA® Tissue Ablation










Neuro Critical Care

DirectLink® ICP Monitoring interfaces

Programmable shunt valves

BactiSeal® Antimicrobial Catheters



Licox® Oxygen monitoring
Camino® ICP monitoring




Integra Product Portfolio
Codman Neurosurgery

MAYFIELD is a registered trademark of SM USA, Inc. and is used by Integra under license.

INTEGRA
12

Long, Successful History of Carve-Out Integrations

Brand / Business	Acquired From	Closing Date	Revenue Acquired	Impact
Salto® Talaris and Futura™	Tornier N.V.	Oct 2015	<$10M	• Top 3 in ankle and toe replacements • Growth of 20%+ since acquisition
MicroFrance	Medtronic	Oct 2014	~$30M	• #1 brand of ENT surgical instruments • Growth of 10%+ since acquisition
DuraSeal	Covidien	Jan 2014	~$60M	• #1 in dural sealants • Growth of 10%+ since acquisition
Surgical Headlights	Welch Allyn	May 2010	<$5M	• LED launched 2011; #1 in surgical headlights • More than doubled since acquisition
Radionics	Tyco Healthcare	Mar 2006	~$40M	• CUSA platform; #1 in ultrasonic ablation • CUSA lines have grown 6% since acquisition

Sustainable, Above-Market Revenue Growth

INTEGRA
13

Confident We Can Achieve Identified Revenue And Cost Targets As We Build A Significantly Larger Global Organization Dedicated Integration Team to Execute Plan Created two separate, dedicated integration teams for Derma Sciences and Codman Neurosurgery; focused on minimizing disruptions to the ongoing business Assembled a group of external advisors with deep carve-out integration experience giving us added capacity to work on these integrations and run our base business Rigorous process in place; C-level leadership engaged in weekly reviews covering progress and critical decisions Team has already begun to establish robust integration plan

Transaction Terms Integra has made a binding offer to acquire Johnson & Johnson’s Codman Neurosurgery business for a price of $1.045 billion in cash Financing Integra has committed financing from Bank of America Merrill Lynch and JPMorgan Chase Bank, N.A. in connection with the planned acquisition Integra expects to finance the transaction with cash on hand, availability under our revolving credit facility and a new senior secured term loan facility Timing Transaction is expected to close during the fourth quarter of 2017 Subject to customary closing conditions, including regulatory approvals and upon completion of the consultation process with employees’ representative bodies in applicable jurisdictions Expected Financial Impact Expect Codman Neurosurgery revenue to experience some initial disruption in the first year, and then grow 3% to 6% longer term Accretive by at least $0.22 to Adj. EPS in the first full-year and accretive to GAAP EPS in ~3 years Target bank calculated leverage ratio to be at or below 3.5x over the long term Expected Financial Impact of Transaction

Pro Forma+ Integra *Based on preliminary 2016 Revenue/EPS as provided on 1’10’17 | ^2016 Guidance, last provided Oct. 2016 | + ProForma incl. expected financial impact of Derma Sciences & Codman Neurosurgery 2016* 2018 Financial Targets 2018 Pro Forma+ Organic Revenue Growth ~9%* 6% - 8% with Acquisitions 12.6%* 10%+ (3yr CAGR) Adj. Gross Margin 69.5% - 70.0%^ 70% - 71% Adj. EBITDA Margin 23.5% - 24.0%^ ~25% Adj. EPS Growth ~14%* 12%+ Adj. FCF Conversion 70% - 80%^ ~95% Committed to 2018 Financial Targets

Strategic M&A as a Core Competency

WOUND CARE



Derma Sciences
TEI

EXTREMITIES



Salto Talaris
Metasurg

SPECIALTY SURGICAL



Codman Neurosurgery
MicroFrance
DuraSeal

Technology Platforms
International Distribution
Sales Channel Leverage
Relevant Scale

Codman Neurosurgery

Proven Track Record of Building Relevant Scale with M&A

INTEGRA
17

2016* Aspirational Goals with Scale Recent Deal Impact Revenue $992 M* $2 B Adj. Gross Margin 69.5% - 70.0% 72% - 73% Adj. EBITDA Margin 23.5% - 24.0%^ ~30% International Revenue 23.0% +30% Accelerating Toward Aspirational Goals *Based on preliminary 2016 Revenue/EPS as provided on 1’10’17 | ^2016 Guidance, last provided Oct. 2016 Codman Acquisition Advances Relevant Scale, Global Reach and Adjusted EBITDA Margin Expansion

Codman Neurosurgery Generates Significant Shareholder Value Strong strategic fit, advancing us toward relevant scale, as well as our aspirational goals of $2 billion in revenue and 30% adj. EBITDA Provides established and well-recognized Codman brand and trademark Enhances our Specialty Surgical Solutions strategy by broadening our offering, expanding our R&D efforts and creating a global leadership position in neurosurgery Creates significant international growth opportunities by expanding and enhancing our global infrastructure that will benefit both divisions Offers opportunity to further reduce production costs longer term Accretive to Adj. EBITDA margin and adds at least $0.22 to Adj. EPS in first full year Maintaining long-term organic revenue growth target of 6% - 8% into the future

Appendix

Pro Forma 2016 Total Revenue Reconciliation (In millions) 2016 Integra preliminary reported revenue $992 Derma Sciences preliminary pro forma* revenue 96 Codman Neurosurgery revenue (unaudited) 374 Less Electrosurgery revenue (46) Less a preliminary estimate of approximately 50% of revenue from non-principal countries that close after Day 1 (30) Total 2016 Pro Forma Revenue $1,386 *Derma Sciences’ preliminary results, pro forma for its medical products divestiture and BioD acquisition, both during 2016.

Full Year 2016 Acquired growth: ~4.5% (inc. partial year contributions from TEI, Salto Talaris and Tekmed) Minimal currency impact at current rates Discontinued products represent a headwind of about (1.0%) 2016 Organic Growth*: ~9% Reported Growth: 12% - 13.5% 2016 Organic Revenue Guidance and Reconciliation (As of Oct. 27, 2016) * As updated on January 10, 2017

2016 Preliminary Adj. EPS Commentary (As of Jan. 10, 2017 Preannouncement) Integra pre-announced full-year 2016 GAAP and adjusted diluted earnings per share at or above the mid-point of the guidance range of $0.91 to $0.94 and $1.73 to $1.77 post-stock split, respectively. At this point during our year-end close activities, the Company is not able to provide a breakdown of the components of the non-GAAP adjustments, but preliminarily estimates these to total $0.82 per share for the full year 2016. A full reconciliation will be provided as part of our full year 2016 earnings release on February 23, 2017

% of revenue Oct 2016 Guidance Gross Margin 64.5% - 65% Adj. Gross Margin 69.5% - 70% Net Income $71.1 - $74.4M Adj. Net Income $134.1 - $136.4M Adj. EBITDA ~23.5% *Free cash flow = Operating Cash Flow less CapEx. **The Company calculates free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures. ($ millions) Oct 2016 Guidance Operating Cash Flow $130 - $145 CapEx ~$40 Free Cash Flow* $90 - $105 FCF Conversion (TTM)** 70% - 80% Depreciation $31 - $32 Amortization ~$42 2016 Guidance (As of Oct. 27, 2016)

2016 GAAP Net Income to Adj. Net Income Guidance Reconciliation*

(In thousands, except per share amounts)	Recorded Year to Date September 30, 2016	Projected Year Ended December 31, 2016 Low	High
GAAP net income	$ 46,316	$ 72,080	$ 74,380
Non-GAAP adjustments:			
Global ERP implementation charges	12,386	15,000	15,000
Structural optimization charges	5,540	10,500	10,500
Acquisition-related charges	16,996	19,000	19,000
Certain employee severance charges	1,420	1,420	1,420
Intangible asset amortization expense	31,204	42,000	42,000
Convertible debt non-cash interest	6,300	8,100	8,100
Estimated income tax impact from adjustments and other items	(25,559)	(34,000)	(34,000)
Total of non-GAAP adjustments	48,287	62,020	62,020
Adjusted net income	$ 94,603	$ 134,100	$ 136,400
GAAP diluted net income per share	$1.18	$1.82	$1.88
Non-GAAP adjustments detailed above (per share)	$1.29	$1.65	$1.65
Adjusted diluted net income per share	$2.47	$3.47	$3.53
Weighted average common shares outstanding for diluted net income per share	39,402	39,600	39,600
Weighted average common shares outstanding adjustment for convertible dilution	(1,128)	(1,000)	(1,000)
Weighted average common shares outstanding for adjusted diluted net income per share	38,274	38,600	38,600

*Data as of October 27, 2016

INTEGRA
25

2016 Guidance for Special Charges by P&L Line* Item YTD Amount FY Guidance COGS SG&A R&D Amort. Interest (Inc)Exp Tax Global ERP implementation charges $ 12,386   $ 15,000   $ —   $ 15,000   $ —   $ —   $ —   $ —   Structural optimization charges 5,540   10,500   5,000   5,500   —   —       Acquisition-related charges 16,996   19,000   14,000   4,800   200   —   —   —   Certain employee severance charges 1,420   1,420     1,420   —   —   —   —   Intangible asset amortization expense 31,204   42,000   28,000   —   —   14,000   —   —   Convertible debt non-cash interest 6,300   8,100   —   —   —   —   8,100   —   Estimated income tax impact from adjustments and other items (25,559) (34,000) —   —   —   —   —   (34,000) Total 48,287   62,020   47,000   26,720   200   14,000   8,100   (34,000) *Data as of October 27, 2016